UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 17, 2002

ADRIATIC HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-32669
(Commission File Number)

911918326
(IRS Employer Identification No.)

Suite 500, 231 Water Street, Vancouver, British Columbia, Canada V6B 1B8
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 604.638.3525

Suite 446, 114 Magnolia Street, Bellingham, Washington 98225
(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

DESCRIPTION OF BUSINESS

FORWARD-LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors", that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

As used in this current report, the terms "we", "us", "our", and "Adriatic" mean Adriatic Holdings Limited and our wholly-owned subsidiary, Heartland Oil and Gas Inc., unless otherwise indicated.

All dollar amounts refer to US dollars unless otherwise indicated.

General

Corporate History

Adriatic was incorporated on July 9, 1998 under the laws of the State of Nevada. Since our inception on July 9, 1998, we have not been engaged in any significant operations nor have we had any revenues other than interest income, as we are in the development stage.

Since inception we focused our business on becoming a provider of quality electrical products to users in both the public and private sectors.

On August 15, 1998, we entered into a Licensing Agreement dated August 15, 1998, to acquire the rights from J.A. Canada to manufacture and distribute J.A. Canada's patented J.A. Junction Box. This patent expires in 2021. Underground electrical junction boxes are used for housing underground wiring connections for electrical companies at street intersections, in sidewalks, on highways and anywhere electrical connections are required. The J.A. Junction Box has the United States patent number 5,142,102, filed on August 25, 1992. Under the terms of the Licensing Agreement, we agreed to pay to J.A. Canada $5.00 per J.A. Junction Box sold with a minimum fee of $2,000 in 1998 and a minimum fee of $10,000 per annum for the life of the license. The fees of $2,000 for 1998, $8,103 for 1999 and $8,103 for 2000 were paid.

In September 2001 we cancelled the Licensing Agreement as a result of the patent being invalidated. We have no further obligation to J.A. Canada and are free to use the junction box design as it now resides in the public domain. Sales for the J.A. Junction Box by J.A. Canada were approximately $350,000 in 1993 and in 1994. J.A. Canada have not completed any sales since 1994 and to date we have not undertaken the sale of any J.A. Junction boxes or any other product.

Our Current Business

Recent Developments

On April 10, 2002 we entered into a letter of intent to acquire all of the shares of Heartland Oil and Gas Inc., a private Nevada corporation. Heartland is an oil and gas exploration company that has 120,000 acres in central Kansas where they have drilled 3 test gas wells.

Effective September 17, 2002, we completed the acquisition of 100% of the issued and outstanding shares of Heartland. Pursuant to the terms of a Share Exchange Agreement between Adriatic and Heartland, Adriatic issued one (1) common share in its capital stock for each one (1) common share of Heartland. As a result of the acquisition, we issued an additional 12,212,429 common shares in the capital stock of our company resulting in a total issued and outstanding share capital of 19,452,429.

As part of the share exchange Adriatic is proceeding with a change of name to "Heartland Oil and Gas Corp.", which name change is subject to regulatory and shareholder approval and an increase of our authorized common stock of our company from 25,000,000 to 100,000,000 with a par value of $0.001 per share.

Heartland Oil & Gas Inc. is an oil and gas company engaged in the exploration for and development of Coal Bed Methane in the "Soldier Creek Prospect" located in the Forest City Basin of northeast Kansas. Heartland's "Soldier Creek" project encompasses over 150,000 acres of prospective frontier coal bed methane (CBM) Lands. Heartland owns and operates the project.

In 2001, Heartland drilled three CBM stratigraphic/exploration holes on its acreage to test the relative coal thickness, permeability and porosity. Based on the results on the three test wells Heartland began a lease acquisition program, which it proposes to continue over the next 12 month period. In addition to expanding its land position, Heartland is now set to accelerate its proposed exploration and development initiative, which will include completion of its existing well(s) and stepout drilling in strategic surrounding areas.

The Soldier Creek area was chosen when a privately funded, proprietary analysis of historical drilling logs from previous drilling of deeper hydrocarbon targets revealed the existence of significant coal beds to the North and West of where CBM production was currently being successfully developed. This analysis also indicated that the coal bed thickness at Soldier Creek was more than four times greater than the coal beds being exploited nearby. Further adding to the area's potential, was its proximity to a ready market and gas pipelines.

During September and October 2001 Heartland drilled three test wells whose results were analyzed by Holditch Reservoir Technologies, a subsidiary of Schlumberger. The results compelled the Company to embark on a land acquisition program with the objective of acquiring enough acreage to develop several thousand CBM wells. As of July 30, 2002, the Company had acquired in excess of 150,000 acres covering the CBM fairway.

Plan of Operation

Our business plan is focused on a strategy for maximizing the long-term exploration and development of our Solder Creek Prospect, Kansas USA. To date, execution of our business plan has largely focused on acquiring prospective Coal Bed Methane (CBM) leases and drilling three initial test wells on this acreage from which to establish a going forward exploration and development plan.

In order to proceed with our plans we are attempting to raise $2,800,000 by way of an immediate private placement of equity securities in our company pursuant to exemptions from registration provided by Regulation S under the Securities Act of 1933. The offering consists of a maximum of 2,000,000 units at a price of $1.40 per unit. Each unit consists of one common share $0.001 par value and one warrant exercisable at $1.75 expiring August 30, 2004. There are however no assurances this offering will be successful in whole or in part. The net proceeds if received will be available to us as working capital to allow us to continue our ongoing lease acquisition program and to expand on the exploration and development of our Soldier Creek Prospect. We have included a table showing the proposed use of the $2,800,000 that we propose to raise:

Use of Funds
Total funding	$2,800,000
Commission (8%)	$224,000
Expenses	$50,000
G&A (September 2002 - August 2003)	$101,700
Acreage Lease Rentals Lease Acquisition	$627,384 $853,400
Operations Engelke area (completion and production of Engelke well) New areas (4 new strat wells)	$211,000 $500,000
Contingency	$234,916

We intend to use these funds to complete our acquisition of an additional 50,000 acres at North Engelke, Kansas, and completion of the well. We have budgeted approximately $2,301,484 for the next twelve months to be expended as follows:

Acreage acquisition (existing areas)	$193,400
New acreage (60,000 acres at $11 per acre)	$660,000
Lease rentals (existing leases)	$627,384
Completion of Engelke well	$115,000
Acquisition of and work for water disposal well	$60,000
Lease operating expenses (11 months at $4,000 per month)	$44,000
Drilling of 4 new strat wells in new areas	$500,000
General and administration expenses	$101,700
Total Budget	$2,301,484

THE PROPERTY

Project Description and Location

The Soldier Creek Prospect: Background

Originally, Heartland acquired small acreage positions in 4 areas with the intent of drilling a core well in each area, testing each core for gas content, testing each well for permeability and then selecting one area for a "pilot program". The pilot program was intended to be a four-well program around the original well, and to start the dewatering process, which is usually required to start producing coal bed methane gas. The economic viability of the play could then be estimated.

With the results from the economic modeling of the date from the test wells, Heartland decided to begin aggressively acquiring acreage, concentrating on the North Engelke area of Kansas.

Undeveloped Acreage

Heartland currently holds in excess of 150,000 undeveloped acres of which approximately 135,000 are in the North Engelke area. This acreage is all held under leases which have 5 year terms.

Drilling Activity

In 2001, Heartland drilled three CBM stratigraphic/exploration wells on its property, all three of which have been cased pending completion.

Present Activities

We have no current exploration or drilling activity ongoing but anticipate completing one of the test wells before year end.

RISK FACTORS

Much of the information included in this current report includes or is based upon estimates, projections or other "forward looking statements". Such forward looking statements include any projections or estimates made by us and our management in connection with our business operations. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.

Such estimates, projections or other "forward looking statements" involve various risks and uncertainties as outlined below. We caution the reader that important factors in some cases have affected and, in the future, could materially affect actual results and cause actual results to differ materially from the results expressed in any such estimates, projections or other "forward looking statements".

Our common shares are considered speculative during the development of our new business operations. Prospective investors should consider carefully the risk factors set out below.

Limited Operating History

Our company has a limited operating history and must be considered in the development stage. The success of the company is significantly dependent on a successful drilling, completion and production. Our company's operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. No assurance can be given that we may be able to operate on a profitable basis.

Development Stage Company, No Assurance of Success or Profitability

We are in the development stage and potential investors should be aware of the difficulties normally encountered by enterprises in the development stage. There can be no assurance that our business plan will prove successful, and no assurance that we may be able to operate profitably, if at all.

Likelihood of Profit

Our securities must be considered highly speculative, generally because of the nature of our business and the early stage of its development. We are engaged in the business of exploring and, if warranted, developing commercial reserves of oil and gas. Our properties are in the exploration stage only and are without known reserves of oil and gas. Accordingly, we have not realized a profit from our operations to date and there is little likelihood that we will realize any profits in the short term. Any profitability in the future from our business will be dependent upon locating and developing economic reserves of oil and gas, which itself is subject to numerous risk factors as set forth herein.

Lack of Financial Resources

Our ability to continue exploration and, if warranted, development of our properties will be dependent upon our ability to raise significant additional financing. If we are unable to obtain such financing, a portion of our interest in our properties may be lost to exploration partners or our properties may be lost entirely. We have limited financial resources and limited cash flow from operations and we are dependent for funds on our ability to sell our common shares, primarily on a private placement basis. There can be no assurance that we will be able to obtain financing on that basis in light of factors such as the market demand for our securities, the state of financial markets generally and other relevant factors. The method of financing employed by us to date results in increased dilution to the existing shareholders each time a private placement is conducted.

While we believe that upon the successful completion of our proposed Offering we will have sufficient working capital to meet our stated objectives, we anticipate that following the Offering we may need to obtain additional bank financing or sell additional debt or equity securities in future public or private offerings. There can be no assurance that additional funding will be available to us for exploration and development of our projects or to fulfil our obligations under any applicable agreements. Although historically we have announced additional financings to proceed with the development of some of our previous properties, there can be no assurance that we will be able to obtain adequate financing in the future or that the terms of such financing will be favourable. Failure to obtain such additional financing could result in delay or indefinite postponement of further exploration and development of our projects with the possible loss of such properties.

Going Concern Qualification

There is substantial doubt about our ability to continue as a going concern due to the losses incurred since inception, our stockholders' deficiency, and lack of revenues.

There can be no assurance that, if required, any such financing will be available upon terms and conditions acceptable to us, if at all. Our inability to obtain additional financing in a sufficient amount when needed and upon terms and conditions acceptable to us could have a materially adverse effect upon our company. Although we believe that we have funds sufficient to meet our immediate needs, we require further funds to finance the development of Heartland. There can be no assurance that such funds will be available or available on terms satisfactory to us. If additional funds are raised by issuing equity securities, further dilution to existing or future shareholders is likely to result. If adequate funds are not available on acceptable terms when needed, we may be required to delay, scale back or eliminate the development of Heartland. Inadequate funding could also impair our ability to compete in the marketplace, which may result in the dissolution of our company.

Financial Considerations

Our decision as to whether our properties contain commercial oil and gas deposits and should be brought into production will require substantial funds and depend upon the results of exploration programs and feasibility studies and the recommendations of duly qualified engineers, geologists, or both. This decision will involve consideration and evaluation of several significant factors including but not limited to: (1) costs of bringing a property into production, including exploration and development work, preparation of production feasibility studies, and construction of production facilities; (2) availability and costs of financing; (3) ongoing costs of production; (4) market prices for the oil and gas to be produced; (5) environmental compliance regulations and restraints; and (6) political climate, governmental regulation and control.

Property Defects

We have obtained title reports with respect to our oil and gas properties and believes our interests are valid and enforceable; however, these reports do not guarantee title against all possible claims. The properties may be subject to prior unregistered agreements, native land claims or transfers which have not been recorded or detected through title research. Additionally, the land upon which we hold oil and gas leases may not have been surveyed; therefore, the precise area and location of such interests may be subject to challenge.

Currency Fluctuations

We maintain our accounts in US and Canadian currencies and are therefore subject to currency fluctuations and such fluctuations may materially affect our financial position and results. We do not engage in currency hedging activities.

Need to Manage Growth

In the event our properties commence production, we could experience rapid growth in revenues, personnel, complexity of administration and in other areas. There can be no assurance that we will be able to manage the significant strains that future growth may place on our administrative infrastructure, systems, and controls. If we are unable to manage future growth effectively, our business, operating results and financial condition may be materially adversely affected.

Dependence on Key Personnel/Employees

We are dependent on our ability to hire and retain highly skilled and qualified personnel, including our President, Mr. Coglon, and Mr. Donald Sharpe, one of our directors. We face competition for qualified personnel from numerous industry sources, and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. We do not have key man insurance on any of our employees. The loss of service of any of our key personnel could have a material adverse effect on our operations or financial condition.

Conflicts of Interest

In addition to their interest in our company, our management currently engages, and intends to engage in the future, in the oil and gas business independently of our company. As a result, conflicts of interest between us and management of our company might arise.

"Penny Stock" Rules May Restrict the Market for the Company's Shares

Our shares of common stock are subject to rules promulgated by the Securities and Exchange Commission relating to "penny stocks," which apply to companies whose shares are not traded on a national stock exchange or on the NASDAQ system, trade at less than $5.00 per share, or who do not meet certain other financial requirements specified by the Securities and Exchange Commission. These rules require brokers who sell "penny stocks" to persons other than established customers and "accredited investors" to complete certain documentation, make suitability inquiries of investors, and provide investors with certain information concerning the risks of trading in the such penny stocks. These rules may discourage or restrict the ability of brokers to sell our shares of common stock and may affect the secondary market for our shares of common stock. These rules could also hamper our ability to raise funds in the primary market for our shares of common stock.

Possible Volatility of Share Prices

Our shares of common stock are currently publicly traded on the Over-the-Counter Bulletin Board service of the National Association of Securities Dealers, Inc. The trading price of our shares of common stock has been subject to wide fluctuations. Trading prices of our shares of common stock may fluctuate in response to a number of factors, many of which will be beyond our control. The stock market has generally experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with no current business operation. There can be no assurance that trading prices and price earnings ratios previously experienced by our shares of common stock will be matched or maintained. These broad market and industry factors may adversely affect the market price of our shares of common stock, regardless of our operating performance.

In the past, following periods of volatility in the market price of a company's securities, securities class-action litigation has often been instituted. Such litigation, if instituted, could result in substantial costs for us and a diversion of management's attention and resources.

Indemnification of Directors, Officers and Others

Our by-laws contain provisions with respect to the indemnification of our officers and directors against all expenses (including, without limitation, attorneys' fees, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that the person is one of our officers or directors) incurred by an officer or director in defending any such proceeding to the maximum extent permitted by Nevada law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Future Dilution

Our constating documents authorize the issuance of 25,000,000 shares of common stock, each with a par value of $0.001. In the event that we are required to issue any additional shares or enter into private placements to raise financing through the sale of equity securities, investors' interests in our company will be diluted and investors may suffer dilution in their net book value per share depending on the price at which such securities are sold. If we issue any such additional shares, such issuances also will cause a reduction in the proportionate ownership and voting power of all other shareholders. Further, any such issuance may result in a change in our control.

Anti-Takeover Provisions

We do not currently have a shareholder rights plan or any anti-takeover provisions in our By-laws. Without any anti-takeover provisions, there is no deterrent for a take-over of our company, which may result in a change in our management and directors.

Risks Relating to the Industry

Oil and Gas Exploration

Exploration for economic reserves of oil and gas is subject to a number of risk factors. While the rewards to an investor can be substantial if an economically viable discovery is made, few of the properties that are explored are ultimately developed into producing oil and/or gas wells. Our properties are in the exploration and development stage only and are without proven reserves of oil and gas. There can be no assurance that we will establish commercial discoveries on any of our properties.

Potential Profitability of Oil and Gas Ventures Depends Upon Factors Beyond the Control of Our Company

The potential profitability of oil and gas properties is dependent upon many factors beyond our control. For instance, world prices and markets for oil and gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging, controls, or any combination of these and other factors, and respond to changes in domestic, international, political, social, and economic environments. Additionally, due to worldwide economic uncertainty, the availability and cost of funds for production and other expenses have become increasingly difficult, if not impossible, to project. These changes and events may materially affect our financial performance.

Adverse weather conditions can also hinder drilling operations. A productive well may become uneconomic in the event water or other deleterious substances are encountered which impair or prevent the production of oil and/or gas from the well. In addition, production from any well may be unmarketable if it is impregnated with water or other deleterious substances. The marketability of oil and gas which may be acquired or discovered will be affected by numerous factors beyond our control. These factors include the proximity and capacity of oil and gas pipelines and processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production and environmental protection. The extent of these factors cannot be accurately predicted but the combination of these factors may result in our company not receiving an adequate return on invested capital.

Competitiveness of Oil and Gas Industry

The oil and gas industry is intensely competitive. We compete with numerous individuals and companies, including many major oil and gas companies, which have substantially greater technical, financial and operational resources and staffs. Accordingly, there is a high degree of competition for desirable oil and gas leases, suitable properties for drilling operations and necessary drilling equipment, as well as for access to funds. There can be no assurance that the necessary funds can be raised or that any projected work will be completed. Our budget anticipates our acquisition of additional acreage in the Forest City basin. There is no assurance that this acreage will become available or if it is available for leasing, that we will be successful in acquiring the leases. There are other competitors that have operations in the Forest City basin and the presence of these competitors could adversely affect our ability to acquire additional leases.

Fluctuating Price and Demand

The marketability of natural resources which may be acquired or discovered by us will be affected by numerous factors beyond our control. These factors include market fluctuations in oil and gas pricing and demand, the proximity and capacity of natural resource markets and processing equipment, governmental regulations, land tenure, land use, regulation concerning the importing and exporting of oil and gas and environmental protection regulations. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital to be profitable or viable.

Comprehensive Regulation of Oil and Gas Industry

Oil and gas operations are subject to federal, state, and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment. Oil and gas operations are also subject to federal, state, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment. Various permits from government bodies are required for drilling operations to be conducted; no assurance can be given that such permits will be received. No assurance can be given that environmental standards imposed by federal, provincial, or local authorities will not be changed or that any such changes would not have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages which it may elect not to insure against due to prohibitive premium costs and other reasons.

Environmental Regulations

In general, our exploration and production activities are subject to certain federal, state and local laws and regulations relating to environmental quality and pollution control. Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuance of a given operation. Compliance with these laws and regulations has not had a material effect on our operations or financial condition to date. Specifically, we are subject to legislation regarding emissions into the environment, water discharges and storage and disposition of hazardous wastes. In addition, legislation has been enacted which requires well and facility sites to be abandoned and reclaimed to the satisfaction of state authorities. However, such laws and regulations are frequently changed and we are unable to predict the ultimate cost of compliance. Generally, environmental requirements do not appear to affect us any differently or to any greater or lesser extent than other companies in the industry.

We believe that our operations comply, in all material respects, with all applicable environmental regulations.

Our operating partners maintain insurance coverage customary to the industry; however, it is not fully insured against all environmental risks.

Risks Associated with Drilling

Drilling operations generally involve a high degree of risk. Hazards such as unusual or unexpected geological formations, power outages, labor disruptions, blow-outs, sour gas leakage, fire, inability to obtain suitable or adequate machinery, equipment or labour, and other risks are involved. We may become subject to liability for pollution or hazards against which it cannot adequately insure or which it may elect not to insure. Incurring any such liability may have a material adverse effect on our financial position and operations.

Government Regulation/Administrative Practices

There is no assurance that the laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in the United States or any other jurisdiction, will not be changed, applied or interpreted in a manner which will fundamentally alter the ability of our company to carry on our business.

The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect the Company. Any or all of these situations may have a negative impact on one or more of the Company's ability to operate and/or its profitably.

MANAGEMENT

As at September 23, 2002, our directors and executive officers, their ages, positions held, and duration of such, are as follows:

Name	Position Held with our Company	Age	Date First Elected or Appointed
Richard L. Coglon	President, Chief Executive Officer and Director	42	September 17, 2002
Robert Knight	Secretary and Director	45	July 9, 1998
Donald Sharpe	Director	45	September 17, 2002

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee, indicating the principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Mr. Richard Coglon has served as the President and Director of Heartland Oil and Gas Inc. since its inception. Mr. Coglon graduated from the University of Alberta in 1982 with a Bachelor of Commerce (Finance Major). In 1983 he then attended the University of Victoria and received his Bachelor of Laws degree in 1986. Mr. Coglon was called to the Bar in British Columbia, Canada in 1987 and began his specialty in the areas of corporate finance and securities law. Mr. Coglon has acted for numerous private and public companies ranging from small corporate issuers to large multi-nationals and Provincial Utilities. Mr. Coglon is a member of the Law Society of British Columbia and the Canadian Bar Association

In 1995 Mr. Coglon co-founded Velvet Exploration Ltd., as a start-up oil exploration and production company. Velvet was eventually listed on the Toronto Stock Exchange and ultimately sold in August of 2001 in a "friendly takeover transaction" with El Paso Energy for approx: $450 Million.

Mr. Coglon is active as a founder and as a financial partner in a number of resource based ventures, including; Muskox Minerals Ltd, a publicly listed palladium and platinum exploration company; and Slave Lake Diamonds, a private diamond exploration company operating in the N.W.T, for which he serves as President.

Robert Knight has served as a Director of the Company since July 1998. Mr. Knight served as President and Secretary-Treasurer of the Company from 1998 until February 2000. Mr. Knight serves as Treasurer and Director of Advertain On-Line Inc. a position he has held since March 14, 2000. From September 1, 1998 to June 23, 1999 he served as President, Secretary - Treasurer and Director of Silverwing Systems Corporation. From September 1, 1998 Mr. Knight served as President and Director of Centaur BioResearch, Inc. From November 1997 Mr. Knight has served as President and Director of Petorine Mineral Resources Group, Inc. From June 24, 1997 to February 1, 1999, he was the President and Director of ANM Holdings Corporation. From March 24, 1997 to July 1, 1998, Mr. Knight was President and director of AFD Capital Group. From November 12, 1996 to February 1, 1999, Mr. Knight was President and director of Biologistics, Inc. In November 1995 to September 1996 Mr. Knight was President and Director of BioQuest, Inc. (formerly Victoria Enterprises, Inc.). At the completion of the merger between Victoria Enterprises, Inc. and BioQuest, Inc., Mr. Knight resigned as President, Secretary and Treasury but remained a director until May 1998. Additionally, Mr. Knight has served as a Director of FlashPoint International, Inc. since October 2001. Mr. Knight has 15 years of experience in the public company arena and corporate finance. In all of these positions, Mr. Knight had the responsibility to manage all of the affairs of each of these companies; to ensure the operation of the business, interact with legal counsel and auditors, and the preparation of all documents to be filed with any Regulatory bodies.

Mr. Knight completed a Masters in Business Administration, December 31, 1998 from Herriot-Watt University.

Mr. Don Sharpe graduated from the University of British Columbia with a Bachelor of Science degree in Geophysics in 1981 and joined Suncor Inc. in August of that year. From 1981 to 1987 Mr. Sharpe trained and worked as an exploration geophysicist, gaining experience in all parts of the exploration and development cycle throughout the Western Canadian Sedimentary Basin.

In 1987, Mr. Sharpe moved into the then new field of gas marketing where he was responsible for the direct marketing of Suncor's gas to industrial, commercial and utility customers in the United States and Eastern Canada. In this position, Mr. Sharpe negotiated and completed gas contracts with some of North America's biggest industrial customers. The position required negotiating skills, an understanding of the North American pipeline infrastructure, and an appreciation for the dynamics of natural gas supply and demand. Mr. Sharpe continued his formal education and received a Certificate in Business Management from the University of Calgary in 1989.

In 1990, Mr. Sharpe returned to exploration at Suncor in the position of group leader for British Columbia exploration. In this position, Mr. Sharpe managed a team of professionals in land, geology and geophysics and was responsible for the planning, budgeting and execution of the team's exploration program. Mr. Sharpe continued his education and graduated from the Banff School of Advanced Management in 1991.

In 1994, Mr. Sharpe left Suncor and returned to Vancouver to found and run a number of public companies. He has gained wide experience in corporate governance, finance and the management of public companies. Operating under the umbrella of D. Sharpe Management Inc., Mr. Sharpe has consulted to, managed and served as a director of a number of successful start-up oil and gas companies including Gemini Energy Inc., Velvet Exploration Inc., Netco Energy Inc. and Nation Energy.

Mr. Sharpe is a member of the Association of Professional Engineers, Geologists and Geophysicists of Alberta and the Canadian Society of Exploration Geophysicists.

Committees of the Board

We do not have an audit or compensation committee at this time.

Family Relationships

There are no family relationships between any of our directors or executive officers.

Involvement in Certain Legal Proceedings

Other than as discussed below, none of our directors, executive officers, promoters or control persons have been involved in any of the following events during the past five years:

1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4. being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Executive Compensation

The following table summarizes the compensation of Richard Coglon, the Chief Executive Officer, President and a director of Heartland, during the period from incorporation (August 11, 2000) to December 31, 2000 and for the year ended December 31, 2001. No other officers or directors received annual compensation in excess of $100,000 during the most recently completed fiscal year.

		Annual Compensation			Long Term Compensation		Pay- outs
Name and Principal Position	Year	Salary	Bonus	Other Annual Compen- sation	Securities Under Options/ SAR's Granted	Restricted Shares or Restricted Share Units	LTIP Pay- outs
Richard L. Coglon President, Chief Executive Officer & Director	2001 2000(1)	$12,000(2) $4,000	$Nil $Nil	Nil Nil	Nil 500,000(3)	Nil Nil	Nil Nil

(1) Incorporated August 11, 2000

(2) Mr. Coglon received $1,000 per month for providing management services to Heartland up to December 31, 2001. He currently receives $2,000 per month, effective as of January 1, 2002.

(3) Incentive stock options entitling Mr. Coglon to purchase up to 500,000 common shares in our capital stock at a price of $0.35 per share. These options were granted on September 15, 2000 as options to purchase common shares of Heartland and were exchanged for options to purchase common shares in our capital stock at the time of the acquisition of Heartland. These options expire September 15, 2005.

Employment/Consulting Agreements

Donald Sharpe earns consulting fees through D. Sharpe Management Inc., a company wholly-owned and controlled by him. As well, he retains a 1% non-convertible overriding royalty on production from leases acquired by our company in Forest City basin.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers may receive stock options at the discretion of our board of directors. Other than as set out above, we do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

Stock Option Plan

We have authorized the 2001 Officer, Director and Employee Stock Option Plan. The plan authorizes the issuance of up to 500,000 options expiring December 31, 2001 exercisable at $0.50 per share. No options from this plan have been granted to date.

Stock Options/SAR Grants

There were no grants of stock options or stock appreciation rights to any officers, directors, consultants or employees of our company during the year ended December 31, 2001.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Values

The following table sets forth, for Richard Coglon, the President and a director of our company, stock options exercised during fiscal 2001 and the fiscal year-end value of unexercised options:

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at December 31, 2001 Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at December 31, 2001 Exercisable/ Unexercisable(1)
Richard Coglon President	Nil	Nil	500,000 / 0	$0 / $0

Directors Compensation

We reimburse our directors for expenses incurred in connection with attending board meetings but did not pay director's fees or other cash compensation for services rendered as a director in the year ended December 31, 2001.

We have no formal plan for compensating our directors for their service in their capacity as directors although such directors are expected to receive in the future options to purchase shares of common stock as awarded by our board of directors or (as to future options) a compensation committee which may be established in the future. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. The board of directors may award special remuneration to any director undertaking any special services on behalf of our company other than services ordinarily required of a director. Other than indicated in this annual report, no director received and/or accrued any compensation for his or her services as a director, including committee participation and/or special assignments.

Security Ownership of Certain Beneficial Owners and Management.

Principal Stockholders

The following table sets forth, as of September 23, 2002, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock, as well as by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(1)
Richard L. Coglon 5060 Pinetree Crescent West Vancouver, BC Canada V7W 3B4	850,000 common shares(2)	4.3%
GM Capital Partners Ltd. Place de St. Gervaise 1 Geneva 1, Switzerland CH 1211	1,000,000	5.1%
Donald Sharpe Suite 1320, 925 West Georgia Street Vancouver, BC, Canada V6C 1G8	350,000	1.7%
Robert Knight 114 W. Magnolia Street, Suite 446 Bellingham, WA 98225	50,000	0.2%
Directors and Executive Officers as a Group	1,250,000 common shares(2)	6.4%

(1) Based on 19,452,429 shares of common stock issued and outstanding as of September 23, 2002. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2) Includes 500,000 stock options exercisable within 60 days.

Certain Relationships and Related Transactions.

Except as otherwise indicated below, we have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $60,000, and in which, to its knowledge, any of its directors, officers, five percent beneficial security holder, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

Item 7. Financial Statements and Exhibits.

The following financial statements are included in this current report:

Heartland Oil and Gas Inc. (audited):

Independent Auditors' Report dated May 21, 2002
Balance Sheets as at March 31, 2002, December 31, 2001 and December 31, 2000
Statements of Operations for the three month period ended March 31, 2002, the year ended December 31, 2001 and the period from inception on August 11, 2000 to December 31, 2000
Statement of Stockholders' Equity for the three month period ended March 31, 2002, the year ended December 31, 2001 and the period from inception on August 11, 2000 to December 31, 2000
Statements of Cash Flows for the three month period ended March 31, 2002, the year ended December 31, 2001 and the period from inception on August 11, 2000 to December 31, 2000
Notes to the Financial Statements

Pro Forma Financial Information:

Pro Forma Consolidated Balance Sheets
Pro Forma Consolidated Statements of Operations
Notes to the Pro Forma Financial Statements

HEARTLAND OIL AND GAS INC.

(An Exploration Stage Company)

FINANCIAL STATEMENTS

(Expressed in United States Dollars)

MARCH 31, 2002

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of

Heartland Oil and Gas Inc.

(An Exploration Stage Company)

We have audited the accompanying balance sheets of Heartland Oil and Gas Inc. as at March 31, 2002, December 31, 2001 and December 31, 2000 and the related statements of operations, stockholders' equity and cash flows for the three month period ended March 31, 2002, the year ended December 31, 2001 and the period from inception on August 11, 2000 to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at March 31, 2002, December 31, 2001 and December 31, 2000 and the results of its operations and its cash flows for the three month period ended March 31, 2002, the year ended December 31, 2001 and the period from inception on August 11, 2000 to December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a working capital deficit. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada	/s/ DAVIDSON & COMPANY Chartered Accountants

May 21, 2002

HEARTLAND OIL AND GAS INC.
(An Exploration Stage Company)
BALANCE SHEETS
(Expressed in United States Dollars)

	March 31, 2002	December 31, 2001	December 31, 2000

ASSETS

Current
Cash and cash equivalents	$177,912	$10,755	$80,918
Exploration advances	-	6,719	294,818
Prepaid expenses	3,696	1,618	-

Total current assets	181,608	19,092	375,736

Oil and gas properties, unproved (Note 4)	1,337,339	1,233,081	134,953

Total assets	$1,518,947	$1,252,173	$510,689

LIABILITIES AND STOCKHOLDERS' EQUITY

Current
Accounts payable and accrued liabilities	$23,415	$133,181	$343
Due to related parties (Note 5)	232,006	205,633	4,000

Total current liabilities	255,421	338,814	4,343

Long-term debt (Note 6)	458,377	450,600	-

Total liabilities	713,798	789,414	4,343

Stockholders' equity
Common stock (Note 7)
Authorized
50,000,000 common shares with a par value of $0.001 per share
Issued and outstanding
11,332,429 common shares
(December 31, 2001 - 11,332,429
December 31, 2000 - 11,332,429)	11,332	11,332	11,332
Additional paid-in capital (Note 7)	505,018	505,018	505,018
Subscriptions received in advance (Note 7)	390,000	-	-
Deficit accumulated during the exploration stage	(101,201)	(53,591)	(10,004)

	805,149	462,759	506,346

Total liabilities and stockholders' equity	$1,518,947	$1,252,173	$510,689

History and organization of the Company (Note 1)

The accompanying notes are an integral part of these financial statements.

HEARTLAND OIL AND GAS INC.
(An Exploration Stage Company)
STATEMENTS OF OPERATIONS
(Expressed in United States Dollars)

	Cumulative Amounts From August 11, 2000 to March 31, 2002	Three Month Period Ended March 31, 2002	Year Ended December 31, 2001	Period From Inception on August 11, 2000 to December 31, 2000

EXPENSES
Consulting	$19,878	$6,954	$12,924	$-
Interest	5,300	3,790	1,510	-
Interest on long-term debt	19,131	7,777	11,354	-
Management fees	22,000	6,000	12,000	4,000
Office and general	11,446	7,354	3,850	242
Professional fees	24,616	15,905	2,483	6,228

	(102,371)	(47,780)	(44,121)	(10,470)

OTHER ITEM
Interest income	1,170	170	534	466

Loss for the period	$(101,201)	$(47,610)	$(43,587)	$(10,004)

Basic and diluted loss per share		$(0.01)	$(0.01)	$(0.01)

Basic and diluted weighted average number of shares outstanding		11,332,429	11,332,429	8,272,556

The accompanying notes are an integral part of these financial statements.

HEARTLAND OIL AND GAS INC.
(An Exploration Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY
(Expressed in United States Dollars)

	Common Stock		Additional	Subscriptions	Deficit Accumulated During the	Total
	Shares	Amount	Paid-in Capital	Received in Advance	Exploration Stage	Stockholders' Equity

Balance, August 11, 2000	-	$-	$-	$-	$-	$-

Common stock issued for
cash at $0.005 per share	10,000,000	10,000	40,000	-	-	50,000
Common stock issued for
cash at $0.35 per share	1,332,429	1,332	465,018	-	-	466,350
Loss for the period	-	-	-	-	(10,004)	(10,004)

Balance, December 31, 2000	11,332,429	11,332	505,018	-	(10,004)	506,346

Loss for the year	-	-	-	-	(43,587)	(43,587)

Balance, December 31, 2001	11,332,429	11,332	505,018	-	(53,591)	462,759

Subscriptions received in
advance	-	-	-	390,000	-	390,000
Loss for the period	-	-	-	-	(47,610)	(47,610)

Balance, March 31, 2002	11,332,429	$11,332	$505,018	$390,000	$(101,201)	$805,149

The accompanying notes are an integral part of these financial statements.

HEARTLAND OIL AND GAS INC.
(An Exploration Stage Company)
STATEMENTS OF CASH FLOWS
(Expressed in United States Dollars)

	Cumulative Amounts From August 11, 2000 to March 31, 2002	Three Month Period Ended March 31, 2002	Year Ended December 31, 2001	Period From Inception on August 11, 2000 to December 31, 2000

CASH FLOWS FROM OPERATING ACTIVITIES
Loss for the period	$(101,201)	$(47,610)	$(43,587)	$(10,004)
Items not involving cash:
Accrued interest on note payable	4,883	3,373	1,510	-
Accrued interest on long-term debt	19,131	7,777	11,354	-

Changes in non-cash working capital balances:
Decrease (increase) in exploration advances	-	6,719	288,099	(294,818)
Increase in prepaid expenses	(3,696)	(2,078)	(1,618)	-
Increase (decrease) in accounts payable and accrued liabilities	252,661	(109,766)	362,084	343

Net cash provided by (used in) operating activities	171,778	(141,585)	617,842	(304,479)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition and exploration of oil and gas properties	(1,337,339)	(104,258)	(1,098,128)	(134,953)

Net cash used in investing activities	(1,337,339)	(104,258)	(1,098,128)	(134,953)

CASH FLOWS FROM FINANCING ACTIVITIES
Due to related parties	227,123	23,000	200,123	4,000
Proceeds from long-term debt	210,000	-	210,000	-
Proceeds from issuance of capital stock	516,350	-	-	516,350
Subscriptions received in advance	390,000	390,000	-	-

Net cash provided by financing activities	1,343,473	413,000	410,123	520,350

Change in cash and cash equivalents for the period	177,912	167,157	(70,163)	80,918

Cash and cash equivalents, beginning of period	-	10,755	80,918	-

Cash and cash equivalents, end of period	$177,912	$177,912	$10,755	$80,918

Supplemental disclosure with respect to cash flows (Note 12)

The accompanying notes are an integral part of these financial statements.

HEARTLAND OIL AND GAS INC.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)
MARCH 31, 2002

1. HISTORY AND ORGANIZATION OF THE COMPANY

Heartland Oil and Gas Inc. (the "Company") was incorporated under the laws of the State of Nevada on August 11, 2000 and its principal business activity consists of exploration and development of oil and gas properties to determine whether they contain economically recoverable resources. The Company is considered to be an exploration stage company as it has not generated significant revenues from its operations.

2. GOING CONCERN

These financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America with the assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business rather than through a process of forced liquidation. However, certain conditions noted below currently exist which raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments to the amounts and classifications of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

The operations of the Company have primarily been funded by the issuance of capital stock. Continued operations of the Company are dependent on the Company's ability to receive continued financial support, complete equity financing or generate profitable operations in the future. Management's plan in this regard is to secure additional funds through future equity and debt financings. Such financings may not be available or may not be available on reasonable terms.

	March 31, 2002	December 31, 2001	December 31, 2000

Deficit accumulated during the exploration stage	$(101,201)	$(53,591)	$(10,004)
Working capital (deficiency)	(73,813)	(319,722)	371,393

3. SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of expenses during the reporting period. Actual results could differ from those estimates.

Foreign currency translation

Transaction amounts denominated in foreign currencies are translated at exchange rates prevailing at transaction dates. Carrying values of monetary assets and liabilities are adjusted at each balance sheet date to reflect the exchange rate at that date. Non-monetary assets and liabilities are translated at the exchange rate on the original transaction date. Gains and losses from restatement of foreign currency monetary and non-monetary assets and liabilities are included in the statements of operations. Revenues and expenses are translated at the rates of exchange prevailing on the dates such items are recognized in the statements of operations.

HEARTLAND OIL AND GAS INC.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)
MARCH 31, 2002

3. SIGNIFICANT ACCOUNTING POLICIES (cont'd)

Cash and cash equivalents

The Company considers cash held at banks and all highly liquid investments with maturities of three months or less when purchased to be cash and cash equivalents.

Oil and gas properties

The Company utilizes the full cost method to account for its investment in oil and gas properties. Under this method, all costs of acquisition, exploration and development of oil and gas reserves, including such costs as leasehold acquisition costs, geological expenditures, tangible and intangible development costs and direct internal costs, are capitalized as incurred. As at March 31, 2002, the Company has no properties with proven and probable reserves. Should the Company have properties with proven reserves, the cost of these oil and gas properties will be depleted and charged to operations using the unit-of-production method based on the ratio of current production to proved oil and gas reserves as estimated by independent engineering consultants.

Costs directly associated with the acquisition and evaluation of unproved properties are excluded from the depletion computation until it is determined whether or not proved reserves can be assigned to the properties or whether impairment has occurred. If the results of an annual assessment indicate that the properties are impaired, the amount of the impairment along with the costs of drilling exploratory dry holes and geological and geophysical costs that cannot be directly associated with specific unevaluated properties are charged to operations for the period. Should the Company have properties with proven reserves, the costs are added to the capitalized costs subject to depletion.

Internal costs not directly associated with acquisition, exploration and development activities are expensed as incurred. No internal costs are capitalized as at March 31, 2002.

Stock-based compensation

Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to account for stock-based compensation using Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and has adopted the disclosure only provisions of SFAS 123. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee is required to pay for the stock.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of SFAS 123 and the Emerging Issues Task Force consensus in Issue No. 96-18 ("EITF 96-18"), "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services".

HEARTLAND OIL AND GAS INC.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)
MARCH 31, 2002

3. SIGNIFICANT ACCOUNTING POLICIES (cont'd)

Loss per share

Basic loss per share is computed by dividing loss attributable to common stockholders by the weighted average number of shares of common stock outstanding in the period. Diluted loss per share takes into consideration shares of common stock outstanding (computed under basic loss per share) and potentially dilutive shares of common stock.

Income taxes

A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expenses (benefit) result from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

New accounting pronouncements

In June 2001, the Financial Accounting Standards Board ("FASB") approved the issuance of Statements of Financial Accounting Standards No. 141, "Business Combinations" ("SFAS 141") and Statements of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 141 requires that all business combinations be accounted for using the purchase method of accounting making the use of the pooling-of-interest method prohibited. This statement also establishes criteria for separate recognition of intangible assets acquired in a purchase business combination. SFAS 141 is effective for business combinations completed after June 30, 2001. SFAS 142 requires that goodwill no longer be amortized to earnings, but instead be reviewed for impairment. The statement is effective for fiscal years beginning after December 15, 2001, and is required to be applied at the beginning of an entity's fiscal year and to be applied to all goodwill and other intangible assets recognized in its financial statements at that date. Impairment losses for goodwill and indefinite-lived intangible assets that arise due to the initial application of this statement (resulting from a transitional impairment test) are to be reported as resulting from a change in accounting principle. Under an exception to the date at which this statement becomes effective, goodwill and intangible assets acquired after June 30, 2001, will be subject immediately to the non-amortization and amortization provisions of this statement.

In July 2001, FASB issued Statements of Financial Accounting Standards No. 143 "Accounting for Asset Retirement Obligations" ("SFAS 143") that records the fair value of the liability for closure and removal costs associated with the legal obligations upon retirement or removal of any tangible long-lived assets. The initial recognition of the liability will be capitalized as part of the asset cost and depreciated over its estimated useful life. SFAS 143 is required to be adopted effective January 1, 2003.

HEARTLAND OIL AND GAS INC.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)
MARCH 31, 2002

3. SIGNIFICANT ACCOUNTING POLICIES (cont'd)

New accounting pronouncements (cont'd)

In October 2001, FASB issued Statements of Financial Accounting Standards No. 144, "Accounting for the Impairment on Disposal of Long-lived Assets" ("SFAS 144"), which supersedes Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of". SFAS 144 requires that long-lived assets that are to be disposed of by sale be measured at the lower of book value or fair value less cost to sell. Additionally, SFAS 144 expands the scope of discontinued operations to include all components of an entity with operations that (1) can be distinguished from the rest of the entity and (2) will be eliminated from the ongoing operations of the entity in a disposal transaction. SFAS 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001, and, generally, its provisions are to be applied prospectively.

The adoption of these new pronouncements is not expected to have a material effect on the Company's financial position or results of operations.

4. OIL AND GAS PROPERTIES, UNPROVED

Title to oil and gas properties involves certain inherent risks due to the difficulties of determining the validity of certain oil and gas properties as well as the potential for problems arising from the frequently ambiguous conveyancing history characteristic of many oil and gas properties.

The Company has investigated title to all of its oil and gas properties and, to the best of its knowledge, title to all of its properties are in good standing. Properties which the Company has committed to earn interest are located in the United States. The Company is therefore relying on title opinions by legal counsel on certain oil and gas leases who are basing such opinions on the laws of the United States.

Soldier Creek Prospect, Kansas

The Company has working interests in oil and gas leases in several counties in the State of Kansas. The Company's net revenue interest varies on a lease to lease basis depending on royalties and bonus participation.

During the period ended December 31, 2000, the Company acquired working interests in certain oil and gas leases in the State of Kansas, U.S.A. from an oil and gas consulting company. In addition to royalties in favor of the lessors, these oil and gas leases are subject to a 3.0% gross overriding royalty in favor of the oil and gas consulting company. If the Company intends to abandon these oil and gas leases, the oil and gas consulting company has the option of acquiring the abandoned leases from the Company at salvage value.

Certain oil and gas leases are subject to annual delay rental payments and the total annual rental payments of these leases are approximately $18,000 per year.

HEARTLAND OIL AND GAS INC.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)
MARCH 31, 2002

4. OIL AND GAS PROPERTIES, UNPROVED (cont'd)

The expiry dates of the oil and gas leases range from dates in fiscal 2002 to 2004. Certain oil and gas leases may be extended by another one or two terms by the exercise of the option before the expiry date and the payment of the required exercise price. The terms of certain leases expiring in fiscal 2002 may be extended to fiscal 2006 with the aggregate option payments of up to $355,396 and extended further to fiscal 2009 with the aggregate option payments of up to $355,076 during fiscal 2006. The terms of certain leases expiring in fiscal 2006 may be extended to fiscal 2009 with aggregate option payments of up to $260,932.

The total costs incurred and excluded from amortization are summarized as follows:

	Acquisition Costs	Exploration Costs	Total

Costs incurred during periods ended:
March 31, 2002	$100,192	$4,066	$104,258
December 31, 2001	506,253	591,875	1,098,128
December 31, 2000	110,000	24,953	134,953

	$716,445	$620,894	$1,337,339

5. DUE TO RELATED PARTIES

Amounts due to a director have no fixed terms of repayment, are non-interest bearing and are unsecured.

	March 31, 2002	December 31, 2001	December 31, 2000

Advances payable to director, non-interest bearing, unsecured with no fixed terms of repayment.	$7,123	$4,123	$4,000

Note payable to the controlling shareholder of the Company of $200,000, bearing interest at prime plus 2% per annum, unsecured, maturing May 22, 2002. The balance due includes interest of $4,883 (December 31, 2001 - $1,510) payable on May 22, 2002 and accrued and payable monthly thereafter.	204,883	201,510	-

Advances payable to the controlling shareholder of the Company, non-interest bearing, unsecured, with no fixed terms of repayable.	20,000	-	-

	$232,006	$205,633	$4,000

HEARTLAND OIL AND GAS INC.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)
MARCH 31, 2002

6. LONG-TERM DEBT

	March 31, 2002	December 31, 2001	December 31, 2000

Note payable of $450,000 bearing interest at 7% per annum, maturing June 30, 2004, secured by assets of the Company. The balance due includes accrued interest of $8,377 (December 31, 2001 - $600)	$458,377	$450,600	$-

7. COMMON STOCK

Common shares

The issued and outstanding common shares entitle the holders to vote and receive dividends when declared. In the event of the Company's liquidation, dissolution or winding up, shareholders are entitled to participate equally with respect to any distribution of net assets or any dividends which may be declared.

On September 11, 2000, the director of the Company consented to approve a private placement of 10,000,000 common shares at a price of $0.005 per share for total proceeds of $50,000.

On October 20, 2000, the director of the Company consented to approve a private placement of 356,429 common shares at a price of $0.35 per share for total proceeds of $124,750.

On November 21, 2000, the director of the Company consented to approve a private placement of 976,000 common shares at a price of $0.35 per share for total proceeds of $341,600.

All issued and outstanding common shares at March 31, 2002, December 31, 2001 and December 31, 2000 are restricted shares as defined under the Securities Act of 1933 and in future may be sold only in compliance with Rule 144 of the Act, pursuant to a registration statement filed under the Act, or other applicable exemptions from registration thereunder.

Additional paid-in capital

The excess of proceeds received for shares of common stock over their par value of $0.001 per share is credited to paid-in capital.

Subscriptions received in advance

On April 16, 2002, the director of the Company consented to approve a private placement of 880,000 common shares at a price of $0.50 per share for proceeds of $440,000. Of these proceeds, $390,000 were received by March 31, 2002.

HEARTLAND OIL AND GAS INC.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)
MARCH 31, 2002

8. STOCK OPTIONS

The following stock options to acquire common shares of the Company are outstanding at March 31, 2002:

Number of Shares	Exercise Price	Expiry Date

500,000	$ 0.35	September 15, 2005

Stock option transactions and the number of options outstanding are summarized as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Grant Date Fair Value

Outstanding, August 11, 2000	-	$-	$-
Granted	500,000	0.35	0.35
Exercised	-	-
Expired/cancelled	-	-

Outstanding, December 31, 2000, December 31, 2001 and March 31, 2002	500,000	$0.35	-

The following is a summary of the status of options outstanding as at March 31, 2002:

	Outstanding Options			Exercisable Options

Exercise Price	Number	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number	Weighted Average Exercise Price

$ 0.35	500,000	3.54	$0.35	500,000	$0.35

Had compensation costs been recognized for the Company's stock options based on fair value at grant date, the pro-forma loss for the three month period ended March 31, 2002 would have changed by $Nil (December 31, 2001 - $Nil; December 31, 2000 - $Nil). In calculating this amount, the Company has utilized the Black-Scholes model to estimate the fair value of the options granted using the following key assumptions:

HEARTLAND OIL AND GAS INC.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)
MARCH 31, 2002

8. STOCK OPTIONS (cont'd)

	March 31, 2002	December 31, 2001	December 31, 2000

Risk-free interest rate	3.75%	4.08%	5.82%
Expected life	3 years	3 years	3 years
Expected volatility	0.01%	0.01%	00.01%
Expected dividends	-	-	-

9. INCOME TAXES

a) The provision for income taxes differ from the amounts computed by applying the United States statutory rate of 34.0% (December 31, 2001 - 34.0%; December 31, 2000 - 34.0%) to loss before income taxes. The sources and tax effect of the differences are as follows:

	March 31, 2002	December 31, 2001	December 31, 2000

Loss before income taxes	$(47,610)	$(43,587)	$(10,004)

Income tax recovery at statutory rates	$16,187	$14,820	$3,401
Unrecognized benefits of non-capital operating losses	(16,187)	(14,820)	(3,401)

Total income taxes	$-	$-	$-

The Company has deferred income tax benefits of approximately $30,000 of non-capital operating losses which may be applied to reduce taxable income in future years. If not utilized, these losses expire through 2022.

The tax benefit of the non-capital losses have not been recognized as the Company has provided a valuation allowance against it.

b) Significant components of the Company's deferred income tax assets and liabilities are as follows:

	March 31, 2002	December 31, 2001	December 31, 2000

Deferred income tax asset
Losses available for future periods	$16,187	$14,820	$3,401

Valuation allowance	(16,187)	(14,820)	(3,401)

	$-	$-	$-

HEARTLAND OIL AND GAS INC.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)
MARCH 31, 2002

10. RELATED PARTY TRANSACTIONS

The Company entered into the following transactions with related parties:

a) Paid or accrued management fees of $6,000 (December 31, 2001 - $12,000; December 31, 2000 - $4,000) to a director or a company controlled by a director.

b) Accrued interest of $3,373 (December 31, 2001 - $1,510; December 31, 2000 - $Nil) on the note payable to the controlling shareholder of the Company (Note 5).

These transactions are in the normal course of operations and are measured at the exchange amount which is the amount established and agreed to by related parties.

11. SEGMENTED INFORMATION

The Company operates in one reportable operating segment being oil and gas exploration projects in the United States.

12. SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS

	March 31, 2002	December 31, 2001	December 31, 2000

Cash paid during the period for interest	$-	$-	$-

Cash paid during the period for income taxes	$-	$-	$-

a) There were no significant non-cash transactions during the three month period ended March 31, 2002.

b) The significant non-cash transaction for the year ended December 31, 2001 was the issuance of long-term debt (Note 6) of $229,246, whereby the proceeds were paid directly to a vendor of the Company in satisfaction of accounts payable.

c) There were no significant non-cash transactions during the period from inception on August 11, 2000 to December 31, 2000.

13. FINANCIAL INSTRUMENTS

The Company's financial instruments consist of cash and cash equivalents, exploration advances, accounts payable and accrued liabilities, due to related parties and long-term debt. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

HEARTLAND OIL AND GAS INC.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)
MARCH 31, 2002

14. SUBSEQUENT EVENTS

The following events occurred subsequent to March 31, 2002:

a) The Company entered into a letter of intent with Adriatic Holdings Ltd. ("Adriatic") whereby Adriatic will acquire all of the issued and outstanding shares of the Company. As consideration, Adriatic will issue one common share of Adriatic for each common share held by the shareholders of the Company.

Legally, Adriatic will be the parent of the Company. However, as a result of the share exchange described above, control of the combined companies will pass to the former shareholders of the Company. This type of exchange is referred to as a "reverse purchase" in which the Company will be deemed the acquirer for accounting purposes.

b) The Company issued 880,000 common shares at a price of $0.50 per share for total proceeds of $440,000. Of these proceeds, $390,000 were received by March 31, 2002 and the balance was received subsequent to March 31, 2002.

c) The Company granted stock options enabling the optionee to acquire 25,000 common shares of the Company at a price of $0.50 per share to April 1, 2004.

PRO FORMA FINANCIAL STATEMENTS

The following unaudited pro forma combined balance sheet and statements of operations reflect the acquisition of Heartland Oil and Gas Inc. ("Heartland") by Adriatic Holdings Limited ("Adriatic"), through the exchange of stock, as if it had occurred on Heartland's date of inception, August 11, 2000. Adriatic Holdings Limited was formed on July 9, 1998. Both companies are currently in the development stage.

The acquisition was accomplished on September 17, 2002 through the exchange of all of the outstanding common shares of Heartland for 12,212,429 shares of Adriatic common stock, representing a controlling interest in Adriatic.

The acquisition of Heartland is considered a reverse acquisition and accounted for under the purchase method of accounting. Under reverse acquisition accounting, Heartland is considered the acquirer for accounting and financial reporting purposes, and acquired the assets and assumed the liabilities of Adriatic. Under the purchase method of accounting, assets acquired and liabilities assumed are recorded at their fair values. No adjustments have been made in the pro forma balance sheet to the carrying values of the Adriatic assets acquired or liabilities assumed since management believes that their carrying values approximate fair value.

	Adriatic Holdings	Heartland	Pro Forma		Pro Forma
	Limited	Oil & Gas, Ltd.	Adjustments		As Adjusted
	(Unaudited)		(Unaudited)		(Unaudited)

Cash and cash equivalents	$ 17,763	$ 359,976	$ -		$ 377,739
Prepaid expenses	25	3,632	-		3,657
Total current assets	17,788	363,608	-		381,396

Oil and gas properties, unproved	-	1,604,869	-		1,604,869
Note receivable	847,638	-	(847,638)	(a)	-

TOTAL ASSETS	$ 865,426	$ 1,968,477	$ (847,638)		$ 1,986,265

Accounts payable and accrued expenses	$ 960	$ 89,721	$ -		$ 90,681
Due to related parties	437,547	4,123	-		441,670
Note and loans payable	-	228,350	-		228,350
Total current liabilities	438,507	322,194	-		760,701

Long-term debt	-	847,415	(847,415)	(a)	-

Common stock, $.001 par value	7,090	12,212	-		19,302
Additional paid-in capital	482,007	944,138	(62,178)	(b)	1,363,967
Deficit accumulated during the development stage	(62,178)	(157,482)	(223)	(a)	(157,705)
			62,178	(b)
Total shareholders' equity	426,919	798,868	(223)		1,225,564

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY	$ 865,426	$ 1,968,477	$ (847,638)		$ 1,986,265

	Adriatic Holdings	Heartland	Pro Forma		Pro Forma
	Limited	Oil & Gas, Ltd.	Adjustments		As Adjusted
	(Unaudited)		(Unaudited)		(Unaudited)

Revenue	$ -	$ -	$ -		$ -

Expenses:
Consulting	-	11,237	-		11,237
Interest	-	7,257	-		7,257
Interest on long-term debt	-	16,816	(16,816)	(c)	-
Management fees	3,000	12,000	-		15,000
General and administrative	9,037	29,809	-		38,846
Professional fees	9,365	27,111	-		36,476
Total operating expenses	21,402	104,230	(16,816)		108,816

Interest income	17,123	339	(17,123)	(c)	339

NET LOSS	$ (4,279)	$ (103,891)	$ (307)		$ (108,477)

Net loss per share of common
stock-basic and diluted	$ *				$ *

Weighted average number of
common shares outstanding	7,090,000				19,302,429	(d)

*	Less than $0.01 per share.

	Adriatic Holdings	Heartland	Pro Forma		Pro Forma
	Limited	Oil & Gas, Ltd.	Adjustments		As Adjusted
			(Unaudited)		(Unaudited)

Revenue	$ -	$ -	$ -		$ -

Expenses:
Consulting	-	12,924	-		12,924
Interest	-	1,510	-		1,510
Interest on long-term debt	-	11,354	(11,354)	(c)	-
Management fees	-	12,000	-		12,000
General and administrative	12,446	3,850	-		16,296
Professional fees	12,846	2,483	-		15,329
Total operating expenses	25,292	44,121	(11,354)		58,059

Interest income	11,269	534	(11,269)	(c)	534

NET LOSS	$ (14,023)	$ (43,587)	$ 85		$ (57,525)

Net loss per share of common
stock-basic and diluted:	$ *				$ *

Weighted average number of
common shares outstanding	4,665,342				16,877,771	(d)

*	Less than $0.01 per share.

	Adriatic Holdings	Heartland	Pro Forma		Pro Forma
	Limited	Oil & Gas, Ltd.	Adjustments		As Adjusted
	(Unaudited)		(Unaudited)		(Unaudited)

Revenue	$ -	$ -	$ -		$ -

Expenses:
Consulting	-	24,161	-		24,161
Interest	-	8,767	-		8,767
Interest on long-term debt	-	28,170	(28,170)	(c)	-
Management fees	4,450	28,000	-		32,450
General and administrative	34,995	33,901	-		68,896
License fee	18,243	-	-		18,243
Professional fees	32,882	35,822	-		68,704
Total operating expenses	90,570	158,821	(28,170)		221,221

Interest income	28,392	1,339	(28,392)	(c)	1,339

NET LOSS	$ (62,178)	$ (157,482)	$ (222)		$ (219,882)

Proforma adjustments include the following:

  Adjustment to eliminate an intercompany note and accrued interest, and to adjust interest expense on note.

  Adjustment for the removal of Adriatic's deficit to paid-in capital.

  Adjustment to eliminate intercompany interest on intercompany notes.

  The weighted average shares outstanding after the acquisition represents the issuance of 12,212,429 shares of common stock of Adriatic to the shareholders of Heartland. The weighted average shares outstanding were computed as if the shares issued in connection with the acquisition had been outstanding for the entire period.

Exhibits

Copies of the following documents are included as exhibits to this report pursuant to Item 601 of Regulation S-B.

SEC Ref. No. Title of Document

(3) Articles of Incorporation and By-laws

3.1 Articles of Incorporation (incorporated by reference from our Form SB-2 Registration Statement, effective October 23, 2001)

3.2 Bylaws (incorporated by reference from our Form SB-2 Registration Statement, effective October 23, 2001)

(10) Material Contracts

10.1 Agreement of Share Exchange between Adriatic Holdings Limited, Heartland Oil and Gas Inc. and the shareholders of Heartland, dated July 31, 2001.

(21) Subsidiaries

21.1 Heartland Oil and Gas Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADRIATIC HOLDINGS LIMITED

Date: October 1, 2002

/s/ Robert Knight
_______________________________
Robert Knight, Secretary & Director